EXHIBIT 10.2	EMPLOYMENT AGREEMENT AMENDMENT

This Amendment dated December 4, 2003, is entered into by and between CyberGuard Corporation (“CyberGuard”) and Michael G. Wittig, an employee of CyberGuard (“Employee”).

WHEREAS, the Employee and CyberGuard are parties to an Employment Agreement dated September 30, 1998 (“Agreement”); and

WHEREAS, the Employee and CyberGuard desire to amend the Agreement in connection with the Employee’s appointment to the President position.

NOW THEREFORE, in consideration of mutual promises contained herein, and intending to be legally bound hereby, CyberGuard and the Employee agree to amend the Agreement as follows:

7.	Effective as of January 3, 2004, Section 1 of the Agreement is hereby amended to delete the title “Vice President Development” and replace it with “President”.

8.	Effective as of January 3, 2004, Section 3 of the Agreement is hereby amended to delete the reference to “President and Chief Operating Officer” and replace it with “Chief Executive Officer”.

9.	Section 4.a. is hereby amended to state that the Employee’s salary is $165,000 per year.

10.	Effective as of December 4, 2003, Section 7.b.(ii) of the Agreement is hereby amended with respect to the Employee’s stock option agreement granted on December 4, 2003 to purchase 40,000 shares of the Company’s Common Stock at $8.33 per share and any stock option agreement granted to the Employee by CyberGuard after the date hereof (each, an “Option”; collectively, the “Options”), as follows:

In the event that the Employee’s employment is terminated by the Company without Cause or by the Employee with Good Reason, then the Options shall become immediately exercisable upon such termination of employment.

11.	Nothing herein shall limit or restrict CyberGuard’s rights to terminate the Employee’s employment in accordance with the Agreement.

12.	This Amendment shall supersede any provisions of the Agreement to the extent that this Amendment conflicts with, modifies, or amends any provision of the Agreement. In all other respects the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the date above first written.

CYBERGUARD CORPORATION		EMPLOYEE

By:

	David L. Manning Audit Committee Chairman	Michael G. Wittig